VERSATECH, INC.

                 WRITTEN CONSENT IN LIEU OF A
           SPECIAL MEETING OF THE BOARD OF DIRECTORS

                          June 30, 2000

     In lieu of a Special Meeting of the Board of Directors of VersaTech, Inc., a Nevada corporation, (the "Corporation"), the
Directors of the Corporation agree to the following resolutions:

Authorization and Approval to Issue Shares and File Form S-8
------------------------------------------------------------

     RESOLVED, That the Board of Directors of the Corporation shall and hereby do authorize its officers of the Corporation to issue, or cause to be issued, an aggregate of 848,100 shares to the following employees and consultants to the Corporation in exchange for services rendered to the Corporation, such shares to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by filing a Form S-8, the form of which is attached hereto, be and the same hereby is, in all respects, authorized, approved, ratified and confirmed. Each of the listed individuals has provided bona-fide services to the company which are not connected in any manner to the offer or sale of a security in a capital raising transaction and which did not, either directly or indirectly, promote or maintain a market for VersaTech's securities.

     Employee or Consultant             Number of Shares
     ----------------------             ----------------

     Becky Anke                         25,000
     Robert Orswell                     15,000
     Gary Stafford                      22,500
     Donald Bowens                      18,600
     Ronald Meredith                    60,000
     Michael J. Daily                   60,000
     Steve Krakonchuk                   60,000
     Tolga Katas                        520,000
     Mary Magouirk                      7,000
     Steve Kaplan                       45,000
     Dorian Verizzo                     15,000


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
     The Directors, by signing this consent, waive notice of the time, place and purpose of the Special Meeting of the Board of Directors and agree to the transaction of the business of the Special Meeting by written consent of the Board of Directors in lieu of such Special Meeting, such written consent to be effective as of the date first above-written. This consent may be executed in two or more counterparts.

APPROVED: DIRECTORS


/s/ MICHAEL J. DAILY                    /s/ STEVE KRAKONCHUK
Michael J. Daily                        Steve Krakonchuk



/s/ RONALD W. MEREDITH                  /s/ GARY STAFFORD
Ronald W. Meredith                      Gary Stafford





















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

                      CERTIFICATE OF SECRETARY
                                 OF
                           VERSATECH, INC.
                                 FOR
                     WRITTEN CONSENT IN LIEU OF
             A SPECIAL MEETING OF THE BOARD OF DIRECTORS

     I, Michael J. Daily, Secretary of VersaTech, Inc., (the "Corporation"), hereby certify that I am the duly-elected Secretary of the Corporation and that as such Secretary, that the foregoing resolution contained in the attached minutes, dated June 30, 2000, were approved by a consent of the Board of Directors in lieu of a Special Meeting of the Board of Directors.

     IN WITNESS WHEREOF, I have signed this Certificate to be effective as of the 30th day of June, 2000.


                                    /s/ MICHAEL J. DAILY
                                    Michael J. Daily, Secretary







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